Exhibit 99.1

Renalytix plc

(“Renalytix” or the “Company”)

Directorate Change

Renalytix Appoints Financial Executive Catherine Coste to its Board of Directors

LONDON and SALT LAKE CITY – July 3, 2023 - Renalytix plc (NASDAQ: RNLX) (LSE: RENX), the first company to commercialize an FDA approved artificial intelligence (AI) enabled prognostic blood test for individuals with Type 2 diabetes and chronic kidney disease, announces the appointment of Catherine Coste to the Company’s Board of Directors, effective June 30, 2023. Ms. Coste was also appointed as the Non-Executive Chair of the Audit Committee and a member of the Renumeration Committee.

Ms. Coste has extensive financial experience having retired from Deloitte and Touche LLP (“Deloitte”) in 2020, where she was a senior partner and served as one of Deloitte’s life sciences industry executive leaders. She spent 32 years in both corporate and professional services positions leading global finance, internal audit and operations teams. During her career at Deloitte, Ms. Coste was directly involved with over 30 life science corporations, the majority of which were large-cap and medium-cap public corporations. Ms. Coste also has comprehensive public company board experience and currently serves as a director of both Minerva Surgical, Inc. where she serves as Chair of the Audit Committee and as member of the Compensation Committee, and Biomerica, Inc., where she is Chair of the Audit Committee, and serves on the Compensation Committee and the Nominating and Corporate Governance Committee. Ms. Coste also has extensive experience in Sarbanes-Oxley compliance, corporate risk analysis and management, cyber risk assessment, fraud prevention, IT systems analysis and upgrades, internal controls, and corporate governance. Ms. Coste is a Certified Public Accountant. Ms. Coste earned her B.A. in business administration, accounting, from California State University, Hayward.

James McCullough, Chief Executive Officer of Renalytix, commented: “Cathy brings important disciplines to Renalytix as we are expanding distribution for our just FDA approved KidneyIntelX to fight a disease effecting some 14 million American adults with diabetes and chronic kidney disease. Cathy’s participation will allow us to maintain the high level of financial and risk compliance necessary to maximize a high-growth medical technology business in the United States and globally.”

Cathy Coste said: “Catching patients early with high-risk kidney disease is key to reducing unnecessary suffering and controlling spiraling health care costs in diabetes. KidneyIntelX is uniquely positioned to set a new standard of care in chronic disease management, and I look forward to working closely with the management team and board at Renalytix to realize this opportunity.”

Regulatory disclosure - The following disclosures are made in accordance with Schedule 2(g) of the AIM Rules for Companies:

Catherine Havlik Coste, aged 57, holds no ordinary shares or options in the Company. Catherine Coste's current and previous directorships are as follows:

Current Directorships	Past Directorships / Partnerships (previous 5 years)
Biomerica, Inc. Minerva Surgical, Inc.	Deloitte & Touche LLP (U.S.A)

Save for the disclosures above, there are no further disclosures to be made in accordance with Rule 17 and Schedule 2(g) of the AIM Rules.

For further information, please contact:

Renalytix plc	www.renalytix.com
James McCullough, CEO	Via Walbrook PR

Stifel (Nominated Adviser, Joint Broker)	Tel: 020 7710 7600
Alex Price / Nicholas Moore / Nick Harland / Samira Essebiyea

Investec Bank plc (Joint Broker)	Tel: 020 7597 4000
Gary Clarence / Shalin Bhamra

Walbrook PR Limited	Tel: 020 7933 8780 or renalytix@walbrookpr.com
Paul McManus / Lianne Applegarth / Alice Woodings	Mob: 07980 541 893 / 07584 391 303 / 07407 804 654

CapComm Partners
Peter DeNardo	Tel: 415-389-6400 or investors@renalytix.com

About Renalytix

Renalytix (NASDAQ: RNLX) (LSE: RENX) is the global founder and leader in the new field of bioprognosis™ for kidney health. The leadership team, with a combined 200+ years of healthcare and in-vitro diagnostic experience, has designed its KidneyIntelX technology platform to introduce novel laboratory developed and FDA approved tests to enable risk assessment and appropriate care management in adult patients with type 2 diabetes and early-stage CKD. By gaining early visibility into risk for progressive decline in kidney function, and an understanding of associated actionable insights, patients and health care providers may benefit from improved outcomes and decreased costs. For more information, visit our Company website at www.renalytix.com and our product website at www.kidneyintelx.com.

About KidneyIntelX™

KidneyIntelX™ is a laboratory developed test demonstrated to be a reliable, bioprognostic™ methodology that yields a simple-to-understand, custom risk score, enabling prediction of which adult patients with T2D and early CKD (stages 1-3) are at low, intermediate or high risk for rapid progressive decline in kidney function. By combining information from KidneyIntelX with newer cardio - and reno-protective therapies, doctors will have more information in determining which patients are at higher versus lower risk for rapid disease progression and may be able to more appropriately target resources and guideline-recommended treatments to advance kidney health. KidneyIntelX is supported by a growing body of clinical, utility and health economic studies (including a validation study of two large cohorts) and has demonstrated a 72% improvement in predicting those patients who are at high risk for rapid progressive decline in kidney function versus the current standard of care (eGFR and UACR). KidneyIntelX has received Breakthrough Device Designation from the U.S. Food and Drug Administration and Renalytix has submitted for De Novo marketing authorization. To learn more about KidneyIntelX and review the evidence, visit www.kidneyintelx.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Examples of these forward-looking statements include statements concerning: the commercial prospects of KidneyIntelX and KidneyIntelX.dkd, including whether KidneyIntelX and KidneyIntelX.dkd will be successfully adopted by physicians, inform clinical guidelines, achieve expanded insurance coverage and be successfully distributed and marketed, the potential for KidneyIntelX and KidneyIntelX.dkd to be expanded and approved for additional indications and in additional jurisdictions, our expectations regarding reimbursement decisions and the ability of KidneyIntelX and KidneyIntelX.dkd to curtail costs of chronic and end-stage kidney disease, optimize care delivery and improve patient outcomes. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “seeks,” and similar expressions are intended to identify forward-looking statements. We may not actually achieve the plans and objectives disclosed in the forward-looking statements, and you should not place undue reliance on our forward-looking statements. Any forward-looking statements are based on management's current views and assumptions and involve risks and uncertainties that could cause actual results, performance, or events to differ materially from those expressed or implied in such statements. These risks and uncertainties include, among others: that KidneyIntelX and KidneyIntelX.dkd are based on novel artificial intelligence technologies that are rapidly evolving and potential acceptance, utility and clinical practice remains uncertain; we have only recently commercially launched KidneyIntelX; and risks relating to the impact on our business of the COVID-19 pandemic or similar public health crises. These and other risks are described more fully in our filings with the Securities and Exchange Commission (SEC), including the “Risk Factors” section of our annual report on Form 20-F filed with the SEC on October 31, 2022, and other filings we make with the SEC from time to time. All information in this press release is as of the date of the release, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.